UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-191)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Aspen Technology, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

ASPEN TECHNOLOGY, INC.

20 Crosby Drive

Bedford, Massachusetts 01730

NOTICE OF RESCHEDULED ANNUAL MEETING OF STOCKHOLDERS

To be Held on December 11, 2015

Dear Stockholder:

The Annual Meeting of Stockholders of Aspen Technology, Inc. was previously scheduled to be held at 9 a.m. Eastern Time on Thursday, December 10, 2015 at the offices of K&L Gates LLP, located at State Street Financial Center, One Lincoln Street, Boston, Massachusetts.  Notice is hereby given that the Annual Meeting has been rescheduled to 9 a.m. Eastern Time on Friday, December 11, 2015, at the same location.

Only stockholders of record at the close of business on October 13, 2015 are entitled to vote at the annual meeting. The annual meeting may be adjourned from time to time without notice at the annual meeting.

By Order of the Board of Directors,

Frederic G. Hammond
Secretary

Bedford, Massachusetts

November 13, 2015